Exhibit 16.1

TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS

June 11, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read American Electric Technologies, Inc.’s statements included under Item 4.01 of its Form 8-K filed on June 15, 2007, and we agree with such statements concerning our firm.

/s/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

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